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                                                                    Exhibit 99.2
                                                                    ------------

           PRELIMINARY COPY - For the Information of the Securities
                         and Exchange Commission Only.

                           FIRST LIBERTY BANK CORP.

                       Special Meeting of Shareholders -

               ______________, 2001 at _______ __.m., Local Time
          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned shareholder of First Liberty Bank Corp. ("First Liberty") hereby appoints [_________________________________________ and
_____________________________________________] the proxies of the undersigned
(each with power of substitution and with all powers the undersigned would possess if personally present) to vote at the Special Meeting of Shareholders of First Liberty to be held on _____________________________, 2001, and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of First Liberty which the undersigned would be entitled to vote on the following proposals more fully described in the Joint Proxy Statement/Prospectus dated ________________________, 2001 for the Meeting in the manner specified and in the discretion of the named proxies on any other business that may properly come before the Meeting.

                           -------------------------


         Please indicate on the reverse side of this card how your stock is to be voted. Unless you specifically direct otherwise, the shares represented by this proxy will be voted "FOR" the following proposals.

         The DIRECTORS recommend a vote "FOR":

Approval and adoption of the Agreement and Plan of Merger, dated November 29, 2000 (the "Merger Agreement"), relating to the merger of First Liberty with and into Community Bank System, Inc.

                  FOR                      AGAINST                  ABSTAIN
                  [ ]                        [ ]                      [ ]

Approval of the proposal to adjourn the Meeting, if necessary, in the event there are not sufficient votes at the time of the Meeting to approve the Merger Agreement.

                  FOR                      AGAINST                  ABSTAIN
                  [ ]                        [ ]                      [ ]
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                                          NOTE: Your signature should appear as
                                          your name appears hereon. When shares
                                          are held by joint tenants, both should
                                          sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give full title as
                                          such. If a corporation, please sign in
                                          full corporate name by the President
                                          or other authorized officer. If a
                                          partnership, please sign in
                                          partnership name by authorized person.

                                          Please sign, date, and return the
                                          proxy card promptly using the enclosed
                                          envelope.

                                          Dated: ______________, 2001


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                                                      (Signature)


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                                              (Signature if held jointly)